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Exhibit 10.3

                                    TERM NOTE

                                                                  Columbus, Ohio
$9,153,356.00                                                     March 31, 2002


      On or before September 30, 2003 (the "Initial Due Date"), which Initial Due Date may be extended by Ocwen Financial Corporation, a Florida corporation ("Ocwen"), in accordance with Section 1.3(a) of the Term Loan Agreement (defined hereinafter), as reproduced below, for value received, the undersigned, Balanced Care Realty (OFC), Inc., a Delaware corporation ("Borrower"), promises to pay to the order of Ocwen or its successors or assigns, the principal amount of Nine Million One Hundred Fifty-Three Thousand Three Hundred Fifty-Six Dollars ($9,153,356.00) together with interest on the unpaid principal balance of the loan made hereunder ("Loan") until paid in full. Both principal and interest are payable in federal funds or other immediately-available money of the United States of America at Ocwen Financial Corporation, 1675 Palm Beach Lakes Blvd., West Palm Beach, FL 33401.

      Section 1. Term Loan Agreement. This Term Note is the Term Note referred to in the Term Loan Agreement, of even date herewith, by and among Ocwen, Borrower, Balanced Care Corporation, a Delaware corporation, Balanced Care at Medina, Inc., a Delaware corporation, Balanced Care at Centerville, Inc., a Delaware corporation, Balanced Care at Shippensburg, Inc., a Delaware corporation, and Senior Care Operators of Shippensburg, LLC, a Delaware limited liability company, as the same may be amended, modified, or supplemented from time to time, which Term Loan Agreement is incorporated by reference herein ("Term Loan Agreement"). All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Term Loan Agreement. This Term
Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Term Loan Agreement. The Term Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, additional payments owed by Borrower to Ocwen upon to occurrence of certain stated events, as described in Section 1.6 (attached hereto as Exhibit A) of the Term Loan Agreement, as well as additional terms and conditions that are binding upon Borrower as set forth in the Term Loan Agreement.
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      Section 1.3(a) of the Term Loan Agreement contains the terms and provisions pursuant to which an extension of the Initial Due Date may be granted by Ocwen. Section 1.3(a) is reproduced below:

      (a) Term. The Term Note shall be dated as of the date of the Effective Date and shall be due and payable in full on or before September 30, 2003 ("Initial Due Date") unless this Agreement is sooner terminated in accordance with the terms and conditions of this Agreement. Provided that no Event of Default has occurred (other than a Default that has been cured during any applicable cure period) or is continuing, Ocwen shall allow one extension of eighteen (18) months from the Initial Due Date ("Extension"), in which case the Term Note shall be due and payable in full on or before March 31, 2005 ("Extended Due Date"); provided, however, that the following conditions are met by Borrower: (i) Borrower must request such Extension by providing written notice of same to Ocwen no later than sixty
      (60) days prior to the Initial Due Date; (ii) Borrower makes a principal payment under the Loan and Term Note of at least One Million Dollars ($1,000,000.00) prior to the Initial Due Date; and (iii) Borrower pays to Ocwen a nonrefundable fee for the Extension of Ninety Thousand One Hundred Sixty Dollars ($90,160.00) prior to the Initial Due Date. Except for the Extension, Ocwen shall not be required to extend the term of the Loan or otherwise amend, modify, or supplement this Agreement; provided, however, that Ocwen may, in its sole and absolute discretion, upon such preconditions as Ocwen may establish, in its sole and absolute discretion, extend the term of the Loan or otherwise agree with Borrower to an amendment, modification, or supplement to this Agreement. Except for the Extension, Ocwen's agreement, if any, to take any of the foregoing actions must be in writing to be enforceable against Ocwen. In the event Ocwen allows any extension of the Loan beyond the initial Extension contemplated above, the term "Extension" used hereinafter shall also include the extended term permitted by Ocwen not originally contemplated by this Agreement.

      Section 2. Interest Rate. This Term Note shall bear interest during the period from the date hereof on the unpaid principal balance of the Loan made hereunder until paid in full at a fixed rate of eight percent (8%) per annum, provided, (i) that during an Event of Default, a Default Rate shall apply under the


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terms of Section 2.1 et. al of the Term Loan Agreement, and (ii) that in no event shall such interest rate exceed the maximum interest rate which is permissible from time to time pursuant to applicable laws. Such interest shall be computed on the basis of a 360-day year consisting of twelve (12) consecutive thirty (30) day months.

      Section 3. Interest Payment. Interest for the prior month shall be payable on the eleventh (11th) day of each month commencing May 11, 2002, and thereafter payable on the eleventh (11th) day of each month during the term of the Term Loan Agreement. If a monthly interest payment is not made by Borrower and received by Ocwen by the sixteenth (16th) day of any month during the term of the Loan, including during any Extension, Borrower shall pay to Ocwen a late fee equal to five percent (5%) of the monthly interest payment that was due on the 11th day of the month.

      Section 4. Principal Payments. Unless Borrower desires an Extension, and makes the principal payment required in connection therewith, as set forth in
Section 1.3(a) of the Term Loan Agreement (reproduced herein), Borrower shall not be required to make principal payments during the term of the Loan. That is, interest only is payable on the Loan during the term of the Loan until the Initial Due Date, when the entire principal balance and any accrued interest thereon is due and payable in full, unless Borrower elects an Extension, in accordance with the provisions of Section 1.3(a) of the Term Loan Agreement, in which case Borrower shall continue to pay Ocwen monthly interest payments as described above until the Extended Due Date (as defined in the Term Loan Agreement), when the entire principal balance and any accrued interest thereon is due and payable in full.

      Section 5. Prepayments. Subject to the provisions of Section 1.6 of the Term Loan Agreement (attached hereto as Exhibit A), the principal of this Term Note may be prepaid in whole at any time or in part from time to time in any amount. Each prepayment shall be accompanied by the payment of accrued interest on the principal so prepaid to the date of such prepayment and such additional amounts as may be due pursuant to the Term Loan Agreement. All payments received under this Term Note, whether interest or principal, shall be credited to Borrower in inverse order of their maturities. That is, the most recent payment received shall be credited to the first of the payments due and owing by Borrower to Ocwen.

      Section 6. Additional Payments. Borrower acknowledges, understands, and agrees that terms and conditions set forth in


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Section 1.6 of the Term Loan Agreement, describing additional payments due Ocwen from Borrower upon the occurrence of certain specified events, are binding upon Borrower as if fully set forth herein and such additional payments are in addition to, and not in lieu of, the repayment of the Loan. Such provisions are attached hereto as Exhibit A.

      Section 7. Setoff. Any and all moneys now or at any time hereafter owing to the Borrower from the holder hereof, are hereby pledged for the security of this and all other Indebtedness from the Borrower to the holder hereof, and may, upon the occurrence of any Event of Default, be paid and applied thereon whether such Indebtedness be then due or is to become due.

      Section 8. Term Loan Agreement. As described above, all of the terms, conditions, and provisions of the Term Loan Agreement are applicable to this Term Note and are incorporated herein by reference. Borrower is a party to such Term Loan Agreement and hereby acknowledges receipt of a copy of same. Nothing set forth in this Term Note is intended or shall be construed to release, mitigate, or limit any obligation or duty of any party to the Term Loan Agreement which is set forth in the Term Loan Agreement, or to waive, discharge or abrogate any right or interest of any party to the Term Loan Agreement of any right or interest set forth therein. In the event of any conflict between the terms of this Term Note and the Term Loan Agreement, the terms of the Term Loan Agreement shall control.

      Section 9. Jury Waiver. BORROWER AND OCWEN (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, IN CONNECTION WITH, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS TERM NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS TERM NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT TO OCWEN TO PROVIDE THE FINANCING EVIDENCED BY THIS TERM NOTE. THIS PROVISION SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY OCWEN'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS TERM NOTE.

      Section 10. Warrant of Attorney. Borrower hereby authorizes any attorney at law to appear for Borrower in any action on any or all of the monetary obligations of Borrower set forth herein at any time after such obligations become due, whether by acceleration or otherwise, in any federal court or court of record


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in or of the State of Ohio or elsewhere, to waive the issuing and service of process against, and to confess judgment against the Borrower in favor of Ocwen for the amount that may be due, including interest, late charges, collection costs, attorneys' fees and the like, and costs of suit, and to waive and release all errors in said proceedings and judgments, and all petitions in error and rights of appeal from the judgments rendered. The foregoing warrants of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower. The Borrower hereby waives any conflict of interest in Ocwen's attorney confessing judgment against the Borrower pursuant to the foregoing warrant of attorney and further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other thing of value from Ocwen.

      Section 11. Pennsylvania Cognovit Provisions. The following provisions in this Section 11 shall apply only in the event that Ocwen elects to seek a judgment on this Term Note in any court in Pennsylvania, as opposed to Ohio, and are included herein for no other purpose. In the event that Ocwen so elects, Ocwen agrees to provide any notice required by Pennsylvania law with respect to the exercise by Ocwen of its rights under the following provisions.

(i) POWER TO CONFESS JUDGMENT: BORROWER HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR BORROWER, AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST BORROWER AND IN FAVOR OF OCWEN, AS OF ANY TERM, FOR THE UNPAID OBLIGATIONS HEREUNDER, INCLUDING WITHOUT LIMITATION ALL ACCRUED AND UNPAID CHARGES PAYABLE HEREUNDER, WHETHER BY ACCELERATION OR OTHERWISE, WITH COSTS OF SUIT AND A REASONABLE ATTORNEY'S COMMISSION OF 15%, WITH RELEASE OF ALL ERRORS, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION, TO THE EXTENT THAT SUCH LAWS MAY LAWFULLY BE WAIVED. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS OCWEN SHALL ELECT, UNTIL SUCH TIME AS ALL AMOUNTS AND ALL OTHER MATERIAL OBLIGATIONS OF BORROWER HEREUNDER SHALL HAVE BEEN SATISFIED.

      BY SIGNING THIS INSTRUMENT, BORROWER HEREBY ACKNOWLEDGES THAT BORROWER HAS READ THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THE


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CONFESSION OF JUDGMENT SET FORTH HEREIN), HAS HAD THE OPPORTUNITY TO HAVE THE
SAME REVIEWED BY LEGAL COUNSEL, UNDERSTANDS THE SAME, AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING, WITHOUT LIMITATION, THE CONFESSION OF JUDGMENT PROVISIONS AND UNDERSTANDS THAT A CONFESSION OF JUDGMENT CONSTITUTES A WAIVER OF RIGHTS BORROWER OTHERWISE WOULD HAVE TO PRIOR NOTICE AND A HEARING BEFORE A JUDGMENT IS ENTERED AGAINST BORROWER AND WHICH MAY RESULT IN A COURT JUDGMENT AGAINST BORROWER WITHOUT PRIOR NOTICE OR HEARING AND THAT THE OBLIGATIONS MAY BE COLLECTED FROM BORROWER REGARDLESS OF ANY CLAIM BORROWER MAY HAVE AGAINST OCWEN OR OTHERWISE.

                                          /s/Robin L. Barber
                                          SIGNATURE

      (ii) POWER TO EXECUTE ON A JUDGMENT WITHOUT HEARING: BORROWER HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD OR THE SHERIFF (OR THE LAWFUL DESIGNEE OF THE SHERIFF) WITHIN ANY COUNTY OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO TAKE ALL ACTION ALLOWED BY OR PROVIDED FOR IN THE PENNSYLVANIA RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE RULES OF CIVIL PROCEDURE TO EXECUTE ON ANY JUDGMENT ENTERED AGAINST BORROWER PURSUANT TO THE CONFESSION OF JUDGMENT SET FORTH ABOVE WITHOUT PRIOR NOTICE OR HEARING OF ANY NATURE WHATSOEVER, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION TO THE EXTENT THAT SUCH LAWS MAY LAWFULLY BE WAIVED. NO SINGLE EXERCISE OF THE FOREGOING POWER TO EXECUTE ON JUDGMENTS WITHOUT A HEARING SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS OCWEN SHALL ELECT.

      BY SIGNING THIS AGREEMENT, BORROWER HEREBY ACKNOWLEDGES THAT BORROWER HAS READ THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE CONFESSION OF JUDGMENT AND THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING), HAS HAD THE OPPORTUNITY TO HAVE THIS AGREEMENT REVIEWED BY LEGAL COUNSEL, UNDERSTANDS AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING, WITHOUT LIMITATION, THE POWERS TO EXECUTE ON JUDGMENT WITHOUT A HEARING, AND UNDERSTANDS THAT THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING CONSTITUTES A WAIVER OF RIGHTS BORROWER OTHERWISE WOULD HAVE TO PRIOR NOTICE AND A HEARING BEFORE EXECUTION ON A JUDGMENT, AND THAT THE OBLIGATIONS MAY BE COLLECTED FROM BORROWER REGARDLESS OF ANY CLAIM THAT BORROWER MAY HAVE AGAINST OCWEN OR OTHERWISE.

                                          /s/Robin L. Barber
                                          SIGNATURE


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      IN WITNESS WHEREOF, the Borrower has caused this TERM NOTE to be duly executed and delivered by its duly authorized representative as of the date first above written.

BORROWER:

================================================================================
WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
================================================================================

BALANCED CARE REALTY (OFC), INC.


By:/s/Robin L. Barber
Print Name:  Robin L. Barber
Its:  Vice President and Secretary


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                                    EXHIBIT A

                          ADDITIONAL PAYMENT PROVISIONS

Section 1.6 Additional Payments. The Borrower shall make the additional payments described below ("Additional Payments") to Ocwen, in addition to repaying the Loan at the Interest Rate, which Additional Payments shall be due and payable as follows:

      (a) If, on or prior to the (i) Initial Due Date; or (ii) the date that the Loan is paid in full, in the event that the Loan is not paid in full on the Initial Due Date and an Extension has not been granted, there occurs:

            (A) a sale of a Project by Borrower to any Person other than an Affiliate of Borrower, after the requirements of Section 8 of the Negative Covenants set forth on Exhibit B hereof have been satisfied, or in violation thereof ("Sale"); or,

            (B) a repayment in full of the Loan by Borrower, Balanced Care, LMR or any other party, as a result of a refinancing, payment at maturity, or for any reason whatsoever ("Payoff"), and within six (6) months thereafter, there is a Sale of a Project; or, a Project is completely condemned or is conveyed by Borrower in lieu of condemnation proceedings (as used hereinafter "Condemnation"), then, the Borrower shall pay Ocwen, as additional consideration for the funds advanced pursuant to the Loan, and as a prepayment or default penalty, as applicable, a sum equal to fifty percent (50%) of the Net Proceeds ("Proceeds Payment").

      (b) After an Extension, if, on or prior to an (i) Extended Due Date (hereinafter defined); or (ii) the date that the Loan is paid in full, in the event that the Loan is not paid in full on the Extended Due Date and another Extension has not been granted, there occurs:

            (A) a Sale; or,

            (B) a Payoff, and within six (6) months thereafter, there is a Sale of a Project, or a Condemnation,

            then, the Borrower shall pay Ocwen, as additional consideration for the funds advanced pursuant to the Loan, and as a prepayment or default penalty, as applicable, a sum equal to

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thirty-five percent (35%) of the Net Proceeds ("Extended Proceeds Payment").

      (c) If, within the six (6) month period following the payment in full of the Loan by Borrower, there is not a Sale of any Project, or a Condemnation, then the Borrower shall have no obligation to make either a Proceeds Payment or an Extended Proceeds Payment to Ocwen.

      (d) Any Proceeds Payment or Extended Proceeds Payment due Ocwen pursuant to this Section 1.6 shall be paid by Borrower to Ocwen in immediately available funds of U.S. currency on one of the following, as applicable: (i) the closing date of any Sale, or (ii) the date on which the condemnation proceeds are received by Borrower, including proceeds from a conveyance in lieu of a condemnation proceeding, in the event of a Condemnation.

      (e) As used herein, "Net Proceeds" shall mean the following:

            (i) With respect to a Sale, the amount, if any, by which the gross proceeds of any Sale plus (1) the amount of any casualty insurance proceeds previously received by Borrower or due Borrower but not yet paid at the time of the Sale relating to a particular Project, and (2) the amount of any previously-received condemnation proceeds, or such proceeds that are due Borrower but not yet paid at the time of the Sale, including proceeds received as a result of a partial conveyance of a Project (or real property constituting a Project) in lieu of condemnation thereof, both of which have not been applied or used by Borrower to repair or restore the Projects as a result of the casualty or condemnation, or which have not otherwise been used to pay down the outstanding balance of the Loan, less (3) actual, and to the extent reasonable, third-party sales costs, including without limitation, broker commissions, standard pro-rations, transfer tax, title premiums, and other similar actual and reasonable third - party costs and expenses required in order to consummate the Sale, exceed $14,183,812.45.

            (ii) With respect to a Condemnation, the amount, if any, by which the gross proceeds of any Condemnation plus (1) the amount of any casualty insurance proceeds previously received by Borrower or due Borrower but not yet paid at the time of the Condemnation relating to a particular Project, and (2) the amount of any previously-received condemnation proceeds, or such proceeds that are due Borrower but not yet paid to Borrower at the time of the Condemnation, including proceeds received as a result of a partial conveyance of a Project (or real property constituting a


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Project) in lieu of condemnation thereof, both of which have not been applied or used by Borrower to repair or restore the Projects as a result of the casualty or condemnation, or which have not otherwise been used to pay down the outstanding balance of the Loan, less (3) actual, to the extent reasonable, third-party costs, including legal fees, incurred by Borrower in connection with the Condemnation, exceed $14,183,812.45.

      (f) Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, at the time of the closing of a Sale or Payoff, provided that the Term Note (without regard to payments that may be due as a result of this Section 1.6), and if required pursuant to the terms hereof and thereof, the BCC Note and the Deferred Purchase Price Note, are paid in full on or prior to the closing of such Sale or Payoff, Ocwen shall file appropriate documentation to release the Mortgages, security interests granted pursuant to the Security Agreement, and the Subordinate Mortgages, all of the foregoing at Borrower's expense. The Proceeds Payment and the Extended Proceeds Payment shall be secured thereafter only by the Guarantee provided by Balanced Care.


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